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                                                              WF&G Draft 5.16.96

                               The Wet Seal, Inc.
                                3,100,000 Shares
                              Class A Common Stock
                           (Par Value $0.10 Per Share)

                                 _______________


                             UNDERWRITING AGREEMENT


New York, New York
May [___], 1996


SCHRODER WERTHEIM & CO. INCORPORATED
MONTGOMERY SECURITIES
   As Representatives of the several
   Underwriters named in Schedule I hereto
c/o Schroder Wertheim & Co. Incorporated
Equitable Center
787 Seventh Avenue
New York, New York 10019-6016

Dear Sirs:

     The Wet Seal, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 765,000 shares of Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), and certain Selling Stockholders designated in Schedule II hereto propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 2,335,000 shares of Class B Common Stock, par value $0.10 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), which, simultaneously upon the sale of such shares to the Underwriters hereunder, shall be converted by the Company into an equivalent number of shares of Class A Common Stock pursuant to Section 4.3(c) of the Company's Restated Certificate of Incorporation.
The 3,100,000 shares of Common Stock to be sold by the Company and certain Selling Stockholders are herein referred to as the "Firm Securities." In addition, certain of the Selling Stockholders designated in Schedule II hereto propose to grant to the Underwriters an option to purchase up to an aggregate of 465,000 additional shares of Common Stock (together, the "Option Securities"), on the terms and for the purposes set forth in Section 4 hereof. The Firm Securities and the Option Securities are herein collectively referred to as the "Securities." Each of the entities named in
Schedule II hereto which offers to sell Firm Securities and each of the entities and persons named in Schedule

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II hereto from whom the Underwriters actually purchase any Option Securities shall be referred to herein collectively as the "Selling Stockholders" and individually as a "Selling Stockholder." Except as may be expressly set forth below, any reference to you in this Agreement shall be solely in your capacity as the Representatives.

     Section 1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to, and agrees with, each of the Underwriters that:

     (a) A registration statement on Form S-3 (File No. 333-4246), and as a part thereof a preliminary prospectus, in respect of the Securities, has been filed with the Securities and Exchange Commission (the "Commission") in the form heretofore delivered to you and, with the exception of exhibits to the registration statement, to you for each of the other Underwriters; if such registration statement has not become effective, an amendment (the "Final Amendment") to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective, will promptly be filed by the Company with the Commission; if such registration statement has become effective and any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, which amendment or amendments shall be in form reasonably acceptable to you, the most recent of such amendment has been declared effective by the Commission; if such registration statement has become effective, a final prospectus (the "Rule 430A Prospectus") relating to the Securities containing information permitted to be omitted at the time of effectiveness by Rule 430A of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Act"), will promptly be filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act (any preliminary prospectus filed as part of such registration statement being herein called a "Preliminary Prospectus," such registration statement as amended at the time that it becomes or became effective, or, if applicable, as amended at the time the most recent post-effective amendment to such registration statement filed with the Commission prior to the execution and delivery of this Agreement became effective (the "Effective Date"), including all exhibits thereto and all information deemed to be a part thereof at such time pursuant to Rule 430A of the rules and regulations of the Commission under the Act, being herein called the "Registration Statement" and the final prospectus relating to the Securities in the form first filed pursuant to Rule 424(b)(1) or (4) of the rules and regulations of the Commission under the Act or, if no such filing is required, the form of final prospectus included in the Registration Statement, being herein called the "Prospectus"); any reference herein to any Preliminary Prospectus or the Prospectus or the Registration Statement shall be deemed to include any information incorporated by reference therein, as of the date of such Preliminary Prospectus, the Prospectus or the Registration Statement, as the case may be, and any reference to


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any amendment or supplement to any Preliminary Prospectus, the Prospectus or the
Registration Statement shall be deemed to refer to any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder and so incorporated by reference.

     (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company expressly for use therein by an Underwriter through you or by a Selling Stockholder and relating solely to such Selling Stockholder.

     (c) On the Effective Date and the date the Prospectus is filed with the Commission and at all times subsequent thereto up to and including the Time of Delivery and any Option Securities Delivery Date hereinafter mentioned, and when any further amendment or supplements thereto become effective or are filed with the Commission, as the case may be, the Registration Statement, the Prospectus and such amendment or supplements did and will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company expressly for use therein by an Underwriter through you or by a Selling Stockholder and relating solely to such Selling Stockholder.

     (d) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (e) Each of the Company and the Subsidiary (defined below) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of


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Delaware, with power and authority (corporate and other) to own and lease its properties and assets and to conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases property or assets, or conducts any business, so as to require such qualification (except where the failure to so qualify would not have, or could not reasonably be expected to have, a material adverse effect on the condition, financial or otherwise, or the business affairs of the Company and the Subsidiary, taken as a whole (a "Material Adverse Effect")); and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

     (f) Except for Contempo Casuals, Inc., a Delaware corporation (the "Subsidiary"), and WSCC Buying Corp., a Delaware corporation, the Company does not own or control, directly or indirectly, any shares of capital stock of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, in each case representing 5% or more of the outstanding capital stock or equity interests of such corporation, firm, partnership, joint venture, association or other entity. WSCC Buying Corp. (i) was organized solely in connection with the Company's acquisition of Contempo Casuals, a California corporation, (ii) has conducted no business, other than matters relating solely to its organization and (iii) has no assets or liabilities other than the amount of cash contributed to its capital account with respect to the par value of the shares of common stock issued to the Company in connection with its organization. All the issued shares of capital stock of the Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned by the Company free and clear of all liens, encumbrances, security interests or claims; there are no outstanding options, warrants or other rights calling for (or permitting a call for) the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Subsidiary or any security convertible or exchangeable or exercisable for capital stock of the Subsidiary.

     (g) The Company has an authorized, issued and outstanding capitalization, as of February 3, 1996, as set forth in the Registration Statement, and all the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, are free of any preemptive rights or other rights to subscribe for or purchase securities from the Company, rights of first refusal or similar rights, were issued and sold in compliance with applicable Federal and state securities laws and conform in all material respects to the description in the Prospectus; except as described in the Prospectus, there are no outstanding options to purchase (other than options granted under the Company's 1990 Long-Term Incentive Plan and 1994 Long-Term Incentive Plan), or any


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preemptive rights or other rights calling for (or permitting a call for) the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible or exchangeable or exercisable for capital stock of the Company; there are no holders of securities of the Company who, by reasons of the filing of the Registration Statement have the right (and have not waived such right) to request the Company to include in the Registration Statement, or otherwise to have registered pursuant to the Act, securities owned by them.

     (h) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable, free and clear of any liens, encumbrances, security interests, restrictions, voting trust arrangements, claims or other defects of title, except as may have been created by any Underwriter, and will conform in all material respects to the description thereof in the Prospectus and will be eligible for trading on the Nasdaq National Market as of the Effective Date.

     (i) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of its obligations under this Agreement have been duly and validly authorized by all requisite corporate action of the Company; and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (j) The execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Securities and the compliance by the Company with all the provisions of this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim, or encumbrance (collectively, "Liens") upon, any of the property or assets of the Company or the Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument of any nature whatsoever to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject, except for such conflicts, breaches, violations, defaults or Liens that would not, individually or in the aggregate, have a Material Adverse Effect; nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws, in each case as amended to the date



                                        5
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hereof, of the Company or the Subsidiary or, to the Company's knowledge, any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except the registration under the Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

     (k) The consolidated financial statements and schedules of the Company, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition, the results of operations and the cash flows of the Company and the Subsidiary on a consolidated basis as of the dates and for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as otherwise stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus is accurately presented and, to the extent such information and data is derived from the financial statements and books and records of the Company and the Subsidiary, is prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiary; no other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement and the Prospectus.

     (l) Neither the Company nor the Subsidiary has sustained since the date of the latest audited financial statements included in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except for any loss or interference which would not have a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been, and prior to the Time of Delivery (as defined in Section 4 hereof) there will not be, any change in the capital stock (other than shares issued pursuant to exercise of employee stock options that the Prospectus indicates are outstanding (the "Employee Option Shares")), or short-term debt or long-term debt of the Company or the Subsidiary, or any material adverse change, or any development which could reasonably be expected to have a material adverse change, in or affecting the general affairs, management, financial position,


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stockholders' equity or results of operations of the Company or the Subsidiary.

     (m) Deloitte & Touche LLP, who have certified certain financial statements of the Company and the Subsidiary and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

     (n) The Company and the Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the conduct of their respective businesses, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiary, and any real property and buildings held under lease by the Company or the Subsidiary are held by them under valid, subsisting and enforceable leases, except as stated in the Prospectus, and with such other exceptions that individually or in the aggregate are not material and do not interfere with the use made and proposed to be made of such real property and buildings by the Company and the Subsidiary.

     (o) There are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened, to which the Company or the Subsidiary or any of their respective officers or directors is or may be a party or of which any property or assets owned or leased by the Company or the Subsidiary is subject, other than litigation or proceedings incident to the business conducted by the Company and the Subsidiary and which would not, if adversely determined, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor the Subsidiary is involved in any labor dispute, nor, to the Company's knowledge, is any labor dispute threatened.

     (p) The Company and the Subsidiary have such licenses, permits and other approvals or authorizations of and from governmental and regulatory authorities ("Permits") as are necessary under applicable law (i) to own their respective properties and assets that are material to the conduct of their respective businesses and (ii) to conduct their respective businesses in the manner now being conducted and as described in the Prospectus; and the Company and the Subsidiary have fulfilled and performed all of their respective material obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permits.


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

     (q) There are no contracts or other documents that are required to be described in or filed as exhibits to the Registration Statement which are not described therein or filed or incorporated by reference as exhibits thereto; and all such contracts to which the Company or the Subsidiary is a party are in full force and effect on the date hereof, except as disclosed in the Prospectus; and, neither the Company nor the Subsidiary is, nor to the knowledge of the Company, any other party, in breach of or in default under any such contract, except as disclosed in the Prospectus.

     (r) The Company or the Subsidiary owns or possesses the patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights, technology and know-how described in the Prospectus as being owned by the Company or the Subsidiary or that are material to the conduct of the business now or proposed to be operated by them (collectively, the "Intellectual Property"); neither the Company nor the Subsidiary has knowledge that the Intellectual Property infringes or conflicts with the rights of others which, singly or in the aggregate, could be expected to have a Material Adverse Effect, and to the best knowledge of the Company, there is no infringement by others of the Intellectual Property. The Company and the Subsidiary have taken all necessary and desirable action to maintain and protect the Intellectual Property that they own or use which are material to their business. There are no claims, actions, suits or other proceedings, challenging or questioning the legality, validity, enforceability, use or ownership of the Intellectual Property, nor to the best knowledge of the Company, is any such claim threatened or is there a valid basis for any such claim, except for such violations which individually or in the aggregate would not have a Material Adverse Effect.

     (s) Neither the Company nor the Subsidiary is in violation of any term or provision of its Certificate of Incorporation or By-laws, in each case as amended to the date hereof; and neither the Company nor the Subsidiary is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or the Subsidiary, or of any decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary, except for such violations which individually or in the aggregate would not have a Material Adverse Effect.

     (t) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, bank loan or credit agreement, lease or other agreement or instrument of any nature whatsoever to which the Company or the Subsidiary is a party or by which any of them or their respective properties or assets is bound or may be bound, except for such defaults that would not, either individually or in the aggregate, have a Material Adverse Effect.


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     (u)  As of the date hereof, the Company and the Subsidiary have timely filed all necessary tax returns and notices that are required to have been filed prior to the date hereof and have paid all federal, state, county, local and foreign taxes of any nature whatsoever (including, but not limited to, income, sales, unemployment, and social security taxes) that have become due, whether pursuant to any assessments, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the financial statements included in the Registration Statement; to the Company's best knowledge, the amounts currently set up as provisions for taxes or otherwise by the Company and Subsidiary on their books and records are sufficient for the payment of all their unpaid federal, foreign, state, county and local taxes accrued through the date hereof, and for which the Company and the Subsidiary may be liable in their own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

     (v) The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (w) None of the Company, the Subsidiary, or their respective officers, directors, employees or agents have taken or will take, directly or indirectly, any action designed to or which has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (x) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     Section 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder (or in the case of Section 2(h) hereto only, 2927977 Canada Inc. and Gross-Teitelbaum Holdings Inc.), severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

     (a) Except for the Voting Trust Agreement (as defined in Section 8(e) hereof), which will terminate effective at the Time of Delivery, such Selling Stockholder has, and at the Time of Delivery (as defined in Section 4 hereof) will have, good and valid title to the Securities to be sold by such Selling


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Stockholder hereunder, free and clear of any liens, encumbrances, security interests, claims, voting trust arrangements and other restrictions of any nature whatsoever, and such Selling Stockholder has the full legal right, power and authority, and any approval required by law, to enter into this Agreement, to sell, assign, transfer and deliver the Securities being sold by such Selling Stockholder hereunder, to make the representations, warranties, covenants and agreements made by it in this Agreement and to perform its obligations under this Agreement; and upon the delivery of and payment for such Securities as herein provided, the several Underwriters will acquire good and valid title thereto, free and clear of all liens, encumbrances, security interests, claims, voting trust arrangements and other restrictions of any nature whatsoever, except as may have been created by any Underwriter.

     (b) Such Selling Stockholder (other than a Selling Stockholder that is a natural person) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own and lease its properties and assets and to conduct its business.

     (c) Such Selling Stockholder that is a natural person has duly executed and delivered a power of attorney (with respect to such Selling Stockholder, the "Power-of-Attorney"), in the form attached hereto as EXHIBIT A, appointing Irving Teitelbaum and Edmond S. Thomas and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute, deliver and perform this Agreement on behalf of such Selling Stockholder, to authorize the delivery of the Option Securities to be sold by such Selling Stockholder hereunder (including any exercise of options and payment of the exercise price with respect to the Option Securities to be sold by such Selling Stockholder hereunder) and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement (as defined below).

     (d) Such Selling Stockholder that is a natural person has duly executed and delivered a custody agreement (with respect to such Selling Stockholder, the "Custody Agreement"), in the form attached hereto as Exhibit B, with Goodman Phillips & Vineberg, as custodian (the "Custodian"), pursuant to which such Selling Stockholder has deposited with the Custodian an irrevocable notice of election to exercise options for up to that number of shares of Class A Common Stock equal to the number of Option Securities to be sold hereunder by such Selling Stockholder, together with an instruction to the Representatives to deliver, simultaneously upon the exercise of such options and the sale of the Option Securities issuable upon the exercise thereof, (i) an amount to the Company, on behalf of such Selling Stockholder, equal to the aggregate


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exercise price of the options related to such Option Securities and (ii) an amount to the Custodian equal to the purchase price of the Option Securities purchased from such Selling Stockholder less the amount in this Section 2(d), clause (i). Such Selling Stockholder agrees that (A) the options underlying the Option Securities to be sold by such Selling Stockholder are subject to the interests of the Underwriters hereunder, (B) (1) the arrangements made under the Custody Agreement, (2) the appointment of the Attorneys-in-Fact pursuant to the Power-of-Attorney and (3) the right, power and authority of the Attorneys-in-Fact to execute and deliver this Agreement and to carry out the terms of this Agreement are, in each case, irrevocable (subject to any rights of termination thereunder) and (C) except as provided in this Agreement, the Custody Agreement or the Power-of-Attorney, the obligations of such Selling Stockholder hereunder or thereunder shall not be terminated by any act of such Selling Stockholder, or by operation of law or otherwise, including, but not limited to, such Stockholder's death or incapacity or the occurrence of any other event. If any Selling Stockholder shall die or become incapacitated, or if any other event should occur before the exercise of the options referred to herein, such options shall be exercised by the Custodian in accordance with the respective terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact shall have received notice thereof.

     (e) Such Selling Stockholder (other than a Selling Stockholder that is a natural person) has all requisite power and authority to execute, deliver and perform such Selling Stockholder's obligations under this Agreement; the execution, delivery and performance by such Selling Stockholder (other than a Selling Stockholder that is a natural person) of its obligations under this Agreement have been duly and validly authorized by all requisite corporate action on the part of such Selling Stockholder; and this Agreement, any applicable Custody Agreement and any applicable Power-of-Attorney constitute the legal, valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (f) The execution, delivery and performance of this Agreement, any applicable Custody Agreement and any applicable Power-of-Attorney and the consummation of the transactions contemplated herein and therein and the compliance by such Selling Stockholder with all the provisions hereof and thereof will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon, any of the property or assets of such Selling



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Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument of any nature whatsoever to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of such Selling Stockholder's property or assets is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws (or similar corporate constituent documents), in each case as amended to the date hereof, of such Selling Stockholder (with respect to any Selling Stockholder that is not a natural person) or any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of such Selling Stockholder's properties or assets; and no Selling Stockholder is required to obtain any consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body for the sale of the Securities or the consummation of the other transactions contemplated by this Agreement, any applicable Custody Agreement and any applicable Power-of-Attorney, except the registration under the Act of the Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and the clearance of such offering with the NASD.

     (g) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (h) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Stockholder (i) has no reason to believe that the representations and warranties of the Company contained in Section 1 of this Agreement are not true and correct, (ii) is familiar with the Registration Statement and (iii) has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company; and the sale of the Firm Securities and the Option Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Registration Statement or the documents incorporated by reference therein.

     (i) The information pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

     Section 3.  RESERVED.

     Section 4.  PURCHASE, SALE AND DELIVERY OF SECURITIES.
(a)  Subject to the terms and conditions herein set forth, the

Company agrees to issue and sell to the several Underwriters an aggregate of 765,000 Firm Securities, each Selling Stockholder agrees to sell to the several Underwriters the number of Firm Securities set forth on Schedule II opposite the name of such Selling Stockholder and each of the Underwriters agrees to purchase from the Company and the Selling Stockholders, at a purchase price of $__________ per share, the respective aggregate number of Firm Securities determined in the manner set forth below. The obligation of each Underwriter to the Company and each of the Selling Stockholders, respectively, shall be to purchase that portion of the number of shares of Common Stock to be sold by the Company or such Selling Stockholder pursuant to this Agreement as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule I bears to the total number of Firm Securities to be purchased by the Underwriters pursuant to this Agreement, in each case adjusted by you such that no Underwriter shall be obligated to purchase Firm Securities other than in 100 share amounts. In making this Agreement, each Underwriter is contracting severally and not jointly.

In addition, subject to the terms and conditions herein set forth, each Selling Stockholder that is designated in Schedule II hereto as selling Option Securities agrees to sell to the Underwriters the aggregate number of Option Securities set forth opposite the name of such Selling Stockholder, in each case as required by the Underwriters for the sole purpose of covering overallotments in the sale of the Firm Securities, at the purchase price per share of the Firm Securities being sold by the Selling Stockholders as stated in the preceding paragraph. The right to purchase the Option Securities may be exercised by your giving 48 hours' prior written or telephonic notice (subsequently confirmed in writing) to the Custodian, on behalf of the Selling Stockholders, of your determination to purchase all or a portion of the Option Securities. Such notice may be given at any time within a period of 30 days following the date of this Agreement. Option Securities shall be purchased severally for the account of each Underwriter in proportion to the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto, and, in the event the Underwriters determine to purchase less than all of the Option Securities, shall be purchased by the Underwriters from the Selling Stockholders in the order of priority designated in Schedule II hereto. No Option Securities shall be delivered to or for the accounts of the Underwriters unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided. The respective purchase obligations of each Underwriter shall be adjusted by you so that no Underwriter shall be obligated to purchase Option Securities other than in 100 share amounts.

     (b) The Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

     (c) Certificates in definitive form for the Firm Securities to be purchased by each Underwriter hereunder shall be delivered to you for the account of such Underwriter, by or on behalf of the Company and the Selling Stockholders obligated to do so, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable in New York Clearing House funds, to the order of the Company, for the purchase price of the Firm Securities being sold by the Company, and to the order of the respective Selling Stockholder for the purchase price of the Firm Securities being sold by such Selling Stockholder, at the office of Schroder Wertheim & Co. Incorporated, Equitable Center, 787 Seventh Avenue, New York, New York, at 9:30 A.M., New York City time, on May [__], 1996, or at such other time, date and place as you and the Company may agree upon in writing, such time and date being herein called the "Time of Delivery."

     (d) Certificates in definitive form for the Option Securities to be purchased by each Underwriter hereunder shall be delivered to you for the account of such Underwriter, by or on behalf of the Selling Stockholders obligated to do so, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable in New York Clearing House funds, to the order of the respective Selling Stockholder from whom Option Securities are being purchased or its designees (which shall include, in the case of the Selling Stockholders that are natural persons, the Company to the extent set forth in Section 2(d) hereof) for the purchase price of the Option Securities being sold by such Selling Stockholder, in New York, New York, at such time and on such date (not earlier than the Time of Delivery nor later than ten business days after giving of the notice delivered by you to the Custodian with reference thereto) and in such denominations and registered in such names as shall be specified in the notice delivered by you to the Custodian with respect to the purchase of such Option Securities. The date and time of such delivery and payment are herein sometimes referred to as the "Option Securities Delivery Date." The obligations of the Underwriters shall be subject, in their discretion, to the condition that there shall be delivered to the Underwriters on the Option Securities Delivery Date opinions and certificates, dated such Option Securities Delivery Date, referring to the Option Securities, instead of the Firm Securities, but otherwise to the same effect as those required to be delivered at the Time of Delivery pursuant to Sections 8(d), 8(e), 8(f), 8(g) and 8(j).

     (e) Certificates for the Firm Securities and the Option Securities so to be delivered will be in good delivery form, and in such denominations and registered in such names as you may request not less than 48 hours prior to the Time of Delivery and the Option Securities Delivery Date, respectively. Such certificates will be made available for checking and packaging in New York, New York, at least 24 hours prior to the Time of Delivery and the Option Securities Delivery Date.

     Section 5. COVENANTS OF THE COMPANY. The Company covenants and agrees with each of the Underwriters:

     (a) If the Registration Statement has not become effective, to file promptly the Final Amendment with the Commission and use its reasonable best efforts to cause the Registration Statement to become effective; if the Registration Statement has become effective, to file promptly the Rule 430A Prospectus with the Commission, to make no further amendment or any supplement to the Registration Statement or Prospectus without your consent, which shall not be unreasonably withheld; to advise you thereof, promptly after it receives notice of (i) any communication from the Commission relating to the Registration Statement, the Prospectus or any Preliminary Prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Stockholders in connection with the transactions contemplated by this Agreement, (ii) the happening of any event which makes or may make any statement made in the Registration Statement, the Prospectus or any Preliminary Prospectus untrue or that requires the making of any change in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, in order to make such statement, in light of the circumstances in which it was made, not misleading, (iii) the time when the Registration Statement, or any amendment thereto, or any amended Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed, (iv) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (v) the initiation or threatening of any proceeding for any such purpose, or (vi) any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain withdrawal of such order.

     (b) Promptly from time to time to take such action as you may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation in any jurisdiction in which it is otherwise not subject, or to file a general consent to service of process in any jurisdiction.

     (c) To furnish to each of the Representatives and counsel for the Underwriters, without charge, a signed copy of the registration statement originally filed with respect to the Securities, including any filing made electronically, and each amendment thereto (in each case including all exhibits thereto) and to each other Underwriter, without charge, a conformed copy of such registration statement and each amendment thereto (in each case without exhibits thereto) and, so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus, the Prospectus and all amendments or supplements thereto as you may from time to time reasonably request. If at any time when the delivery of a prospectus is required under the Act an event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, the Company will forthwith prepare and, subject to the provisions of Section 5(a) hereof, file with the Commission an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to any dealer in securities, without charge, as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus or make an appropriate filing under
Section 13, 14 or 15(d) of the Exchange Act which will correct such statement or omission or effect such compliance in accordance with the requirements of
Section 10 of the Act.

     (d) To make generally available to its stockholders as soon as practicable, but in any event not later than 45 days after the close of the period covered thereby, an earnings statement in form complying with the provisions of Section 11(a) of the Act covering a period of 12 consecutive months beginning not later than the first day of the Company's fiscal quarter next following the Effective Date.

     (e) To file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act subsequent to the Effective Date and during any period when the Prospectus is required to be delivered.

     (f) For a period of three years from the Effective Date, to furnish to its stockholders after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, cash flow and stockholders' equity of the Company and its subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Effective Date), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

     (g) During a period of three years from the Effective Date, to furnish to you copies of all reports or other communications (financial or other) furnished to its stockholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request in connection with your obligations hereunder.

     (h) To apply the net proceeds from the sale of the Securities in the manner set forth in the Prospectus under the caption "Use of Proceeds".

     (i) That it will not, and will cause the Subsidiary and their respective officers, directors, employees, agents and affiliates not to, take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (j) That prior to the Time of Delivery there will not be any change in the capital stock or material change in the short-term debt or long-term debt of the Company or the Subsidiary, other than repayments made in the ordinary course of business, and that no steps will be taken by or on behalf of the Company that would result in any material adverse change, or any development that could reasonably be expected to have a material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or any of its subsidiaries.

     (k) That it will not, during the period of 180 days after the date hereof (other than pursuant to this Agreement), offer, sell, contract to sell or otherwise dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), directly or indirectly, without the prior written consent of the Representatives, except for grants of stock options under the Company's 1990 and 1994 Long-Term Incentive Stock Plans.

     (l) That it has caused the Securities to be eligible for quotation on the Nasdaq National Market as of the Effective Date.

     Section 6. COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder, severally and not jointly, covenants and agrees with each of the Underwriters that:

     (a) If such Selling Stockholder is obligated to sell Firm Securities, such Selling Stockholder will not, during the period of 180 days after the date hereof, except pursuant to this Agreement or except to a Permitted Affiliate (as defined below) of such Selling Stockholder, offer, sell, contract to sell, or otherwise dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company), directly or indirectly, without the prior written consent of the Representatives. If such Selling Stockholder is or may be obligated to sell only Option Securities (and not any Firm

Securities), such Selling Stockholder will not, during the period of 120 days after the date hereof, except pursuant to this Agreement or except to a Permitted Affiliate of such Selling Stockholder, offer, sell, contract to sell, or otherwise dispose of any capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company or securities issuable upon the conversion or exercise thereof), directly or indirectly, without the prior written consent of the Representatives, other than the exercise (but not sale) of stock options under the Company's 1990 and 1994 Long-Term Incentive Stock Plans. For purposes of this Agreement, "Permitted Affiliate" of any person shall mean (i) any "affiliate" of such person (within the meaning of Rule 405 under the Securities Act) or (ii) any "Permitted Transferee" (as defined in Section 4.3(b) of the Company's Restated Certificate of Incorporation on the date hereof), that, in each case, has executed an agreement, in a form reasonably satisfactory to the Representatives, to be bound, to the same extent applicable to such person, to the transfer restrictions imposed by this Agreement.

     (b) Such Selling Stockholder will not, directly or indirectly, take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

     (c) As soon as any Selling Stockholder has knowledge thereof, such Selling Stockholder will advise the Representatives and confirm such advice in writing,
(i) of receipt by the Selling Stockholder or by any representative or agent of such Selling Stockholder, of any communication from the Commission relating to the Registration Statement, the Prospectus or any Preliminary Prospectus, or any notice or order of the Commission relating to the Company or any of the Selling Stockholders in connection with the transactions contemplated by this Agreement and (ii) of the happening of any event which makes or may make any statement made in the Registration Statement, the Prospectus or any Preliminary Prospectus untrue or requires the making of any change in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, in order to make such statement, in light of the circumstances in which it was made, not misleading.

     (d) Such Selling Stockholder will deliver to the Representatives prior to the Time of Delivery a properly completed and executed United States Treasury Department Form W-8 or W-9, as applicable.

     (e) All stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold by such Selling Stockholder to the several Underwriters hereunder will be paid or provided for by such Selling Stockholder.

     Section 7. PAYMENT OF EXPENSES. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid: (i) the fees, disbursements and expenses of counsel and accountants for the Company and the Selling Stockholders, and all other expenses, in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof and of any Preliminary Prospectus and related offering documents to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Agreement Among Underwriters, the Selling Agreement, communications with the Underwriters and selling group and the Preliminary and Supplemental Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under securities laws as provided in Section 5(b) hereof, including filing and registration fees and the reasonable fees, disbursements and expenses for counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys or similar advice with respect to sales; (iv) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) all fees and expenses in connection with listing or having the Securities quoted on the Nasdaq National Market; and (vi) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 7, including the fees of the Company's Transfer Agent and Registrar, the cost of any stock issue or transfer taxes on sale of the Securities to the Underwriters, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Securities and all expenses and taxes incident to the sale and delivery of the Securities to be sold by the Company and the Selling Stockholders to the Underwriters hereunder. Each Selling Stockholder will pay any transfer taxes incident to the transfer to the Underwriters of the Securities being sold by such Selling Stockholder.

     It is understood, however, that, except as provided in this Section,
Section 9 and Section 12 hereof, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

     Section 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that the Company and the Selling

Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) The Registration Statement shall have become effective, and you shall have received notice thereof not later than 10:00 P.M., New York City time, on the date of execution of this Agreement, or at such other time as you and the Company may agree; if required, the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

     (b) All corporate proceedings and related legal and other matters in connection with the organization of the Company and the registration, authorization, issue, sale and delivery of the Securities shall have been reasonably satisfactory to Willkie Farr & Gallagher, counsel to the Underwriters, and Willkie Farr & Gallagher shall have been timely furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection.

     (c) You shall not have advised the Company or any Selling Stockholder that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact or omits to state a fact which in your judgment is in either case material and in the case of an omission is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d) Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you and Willkie Farr & Gallagher, substantially to the effect that:

          (1) Each of the Company and the Subsidiary has been duly and validly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing in each state in which the Company and/or the Subsidiary owns or operates ten or more stores; and each of the Company and the Subsidiary has all necessary corporate power and all material governmental authorizations, permits and approvals required to own, lease and operate its properties and assets and conduct its business as described in the Prospectus.

          (2) All the outstanding shares of capital stock of the Subsidiary have been duly authorized and are validly issued and outstanding, are fully paid and non-assessable and are owned by the

Company of record and to the knowledge of such counsel, (A) beneficially and (B) free and clear of all liens, encumbrances, security interests or claims of any nature whatsoever; PROVIDED, HOWEVER, that no opinion need be expressed by such counsel as to the existence of any liens, encumbrances or security interests not known by such counsel which may be perfected pursuant to the provisions of
Section 8-321(2) of the Uniform Commercial Code in effect in the State of New York (the "UCC"); and neither the Company nor the Subsidiary has granted any outstanding options, warrants or commitments with respect to any shares of the Subsidiary's capital stock, whether issued or unissued.

          (3) The Company has an authorized equity capitalization as set forth in the Registration Statement and all the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and free of any preemptive rights from the Company and, to the knowledge of such counsel, were not issued or sold in violation of any preemptive rights or any Federal or state securities laws; except as described in the Prospectus, to the best knowledge of such counsel, there are no outstanding options, warrants or other rights calling for (or permitting a call for) the issuance of, and there are no commitments, plans or arrangements to issue, any shares of capital stock of the Company; the Securities being sold by the Company have been duly and validly authorized and, when duly countersigned by the Company's Transfer Agent and Registrar and issued, delivered and paid for in accordance with the provisions of the Registration Statement and this Agreement, will be duly and validly issued, fully paid and non-assessable, and will be issued free and clear of all liens, encumbrances, security interests, voting trust arrangements, claims or other defects created by or on behalf of the Company and, assuming (in the case of liens, encumbrances, security interests and claims only) the Underwriters acquire the Securities without notice of any such adverse claim, as such term is used in Section 8-302 of the UCC, by any person, law, statute or order; provided, however, that no opinion need be expressed by such counsel as to the existence of any liens, encumbrances or security interests not known by such counsel which may be perfected pursuant to the provisions of Section 8-321(2) of the UCC; the Securities conform to the description thereof in the Prospectus; the Securities have been duly authorized for quotation on the Nasdaq National Market, as of the Effective Date; and the certificates for the Securities are in valid and sufficient form.

          (4) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or the Subsidiary or any of their respective officers or directors is a party or of which any property or assets of the Company or the Subsidiary is the subject which, if resolved against the Company or the Subsidiary or any of their respective officers or directors, individually, or to the extent involving related claims or issues, in the aggregate, is of a character required to be disclosed in the Prospectus which has not been properly disclosed therein.

          (5) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as enforceability of those provisions relating to indemnity or contribution may be limited by the Federal securities laws and principles of public policy.

          (6) The Company has full corporate power and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement, the consummation of the transactions herein contemplated and the issue and sale of the Securities and the compliance by the Company with all the provisions of this Agreement will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon, any of the property or assets of the Company or the Subsidiary pursuant to, the terms of any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument of any nature whatsoever known to such counsel to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or to which any of the property or assets of the Company or the Subsidiary is subject, except for such conflicts, breaches, violations, defaults or Liens that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby; nor will such action result in any violation of any statute or any order, rule or regulation, judgment or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or the Subsidiary or any of their properties or assets, except for any violations of any statute, order, rule, regulation, judgment or decree that would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated hereby; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws, in each case as amended to the date hereof, of the Company or the Subsidiary.

          (7) No consent, approval, authorization, order, registration or qualification of or with any New York, California or federal court or any New York, California or federal regulatory authority or other governmental body is required for the issue and sale of the Securities or the consummation of the other transactions contemplated by this Agreement, except such as have been obtained under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

          (8) To the best of such counsel's knowledge, neither the Company nor the Subsidiary is currently in violation of its Certificate of Incorporation or By-laws, in each case as amended to the date hereof, or in default under any indenture, mortgage, deed of trust, lease, bank loan or credit agreement or any other agreement or instrument of any nature whatsoever of which such counsel has knowledge to which the Company or the Subsidiary is a party or by which any of them or any of their property or assets may be bound or affected, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

          (9) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Securities pursuant to the Company's Certificate of Incorporation or By-laws, in each case as amended to the date hereof, or any agreement or other instrument known to such counsel; and no holders of securities of the Company have rights to the registration thereof under the Registration Statement, or otherwise to have registered pursuant to the Act or, if any such holders have such rights, such holders have waived such rights.

          (10) To the extent summarized therein, all contracts and agreements summarized in the Registration Statement and the Prospectus are fairly summarized therein, conform in all material respects to the descriptions thereof contained therein, and, to the extent such contracts or agreements or any other material agreements are required under the Act or the rules and regulations thereunder to be filed or incorporated by reference therein, as exhibits to the Registration Statement, they are so filed or incorporated by reference; and such counsel does not know of any contracts or other documents required to be summarized or disclosed in the Prospectus or to be so filed or incorporated by reference as an exhibit to the Registration Statement, which have not been so summarized or disclosed, or so filed or incorporated by reference.

          (11) The Registration Statement has become effective under the Act, the Prospectus has been filed in accordance with Rule 424(b) of the rules and regulations of the Commission under the Act, including the applicable time periods set forth therein, or such filing is not required and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act, and the Registration Statement, the Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; the documents incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; it being understood that such counsel need express no opinion as to the financial statements and schedules or other financial data contained or incorporated by reference in the Registration Statement or the Prospectus; and the condition for use of Form S-3 set forth in the General Instructions thereto have been satisfied.

     Such counsel shall also state that nothing has come to such counsel's attention that would lead such counsel to believe that either the Registration Statement or any amendment or supplement thereto, at the time such Registration Statement or amendment or supplement became effective and as of the Time of Delivery, or the Prospectus or any amendment or supplement thereto, as of its date and as of the Time of Delivery, contains or contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express an opinion or belief with respect to information contained in the financial statements and the related notes thereto, schedules and other financial accounting and statistical data included therein or incorporated by reference.

     In rendering their opinions set forth in Section 8(d) above, such counsel may rely, to the extent deemed advisable by such counsel, (a) as to factual matters, upon certificates of public officials and officers of the Company, and
(b) as to the laws of any jurisdiction other than the United States and jurisdictions in which they are admitted, on opinions of counsel (provided, however, that you shall have received a copy of each of such opinions which shall be dated the Time of Delivery, addressed to you or otherwise authorizing you to rely thereon, and Akin, Gump, Strauss, Hauer & Feld, L.L.P., in its opinion to you delivered pursuant to this subsection, shall state that such counsel are satisfactory to them and Akin, Gump, Strauss, Hauer & Feld, L.L.P. has no reason to believe that the Underwriters and they are not justified to so rely).

     (e) With respect to each of the Selling Stockholders, Goodman Phillips & Vineberg, counsel for the Selling Stockholders, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you and to Willkie Farr & Gallagher, substantially to the effect that:

          (1) Each Selling Stockholder that is not a natural person has full corporate power and authority to enter into this Agreement and to sell, transfer and deliver the Securities being sold by such Selling Stockholder hereunder in the manner provided in this Agreement and to perform its obligations under this Agreement; the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of each Selling Stockholder that is not a natural person; this Agreement has been duly executed and delivered by or on behalf of each Selling Stockholder; this Agreement is a legal, valid and binding obligations of each Selling Stockholder that is not a natural person, enforceable against such Selling Stockholder in accordance with its terms, except as enforcement of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and limitations on rights to indemnity or contribution resulting from federal or state securities laws or the public policy underlying such laws.

          (2) Upon delivery of and payment for the Securities being sold by each Selling Stockholder that is not a natural person against payment of the agreed consideration therefore in accordance with the provisions of this Agreement, the several Underwriters will receive good and valid title to such Securities, free and clear of all liens, encumbrances, security interests, voting trust arrangements, claims or other defects known to such counsel through a search of the Central Registry (Province of Quebec) on the Index to Personal Moveable Real Rights pursuant to the Civil Code of Quebec.

          (3) To the best of such counsel's knowledge, with respect to each Selling Stockholder that is not a natural person, the sale of the Securities to the Underwriters by such Selling Stockholder pursuant to this Agreement, the compliance by such Selling Stockholder with the other provisions of this Agreement, and the consummation of the other transactions herein contemplated do not (i) conflict with, or result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance on any property or assets of such Selling Stockholder under, any indenture, mortgage, deed of trust, lease or other agreement or instrument of any nature whatsoever to which any such Selling Stockholder is a party or by which any such Selling Stockholder or any of such Selling Stockholder's property or assets is bound, or the charter documents or By-laws of any such Selling Stockholder or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to any such Selling Stockholder, or (ii) require the consent, approval, authorization, order, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state or foreign securities or Blue Sky laws.

          (4) The Voting Trust Agreement, made as of August 9, 1995 (the "Voting Trust Agreement"), by and among 2927977 Canada Inc., Gross-Teitelbaum Holdings Inc., Suzy Shier Inc., Los Angeles Express Fashions Inc., Maryse Bertrand and Suzy Shier Limited, has been terminated effective as of the Time of Delivery; all approvals and consents required under the Voting Trust Agreement in connection with the sale of the Securities contemplated hereby have been obtained; no party to the Voting Trust Agreement has any right of first refusal or other right to purchase the Securities who has not waived such right; and at the Time of Delivery, none of the Securities will be subject to any of the provisions of the Voting Trust Agreement.

     In rendering such opinion, such counsel may rely, to the extent deemed advisable by such counsel, (a) as to factual matters, upon certificates of public officials and the Selling Stockholders, and (b) on the opinions of counsel (PROVIDED, HOWEVER, that you shall have received a copy of each of such opinions which shall be dated the Time of Delivery, addressed to you or otherwise authorizing you to rely thereon; and Goodman Phillips & Vineberg in its opinion to you delivered pursuant to this subsection, shall state that such counsel are satisfactory to them and they have no reason to believe that the Underwriters and they are not justified to so rely).

     (f) Willkie Farr & Gallagher, counsel to the Underwriters, shall have furnished to you their written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     (g) At the time this Agreement is executed and also at the Time of Delivery, Deloitte & Touche, LLP shall have furnished to you a letter or letters, dated the date of this Agreement and the Time of Delivery, substantially in the form attached as EXHIBIT C hereto.

     (h) Neither the Company nor the Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than shares issued pursuant to the exercise of Employee Option Shares) or short-term debt or long-term debt of the Company or the Subsidiary nor any change or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company or the Subsidiary, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

     (i) Between the date hereof and the Time of Delivery there shall have been no declaration of war by the Government of the United States; at the Time of Delivery there shall not have occurred any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or other calamity or crisis, the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the resale of Securities and no event shall have occurred resulting in (i) trading in securities generally on the New York Stock Exchange or in the Class A Common Stock on the Nasdaq National Market being suspended or limited or minimum or maximum prices being generally established on such exchanges or market, or
(ii) additional material governmental restrictions, not in force on the date of this Agreement, being imposed upon trading in securities generally by the New York Stock Exchange or in the Class A Common Stock on the Nasdaq National Market or by order of the Commission or any court or other governmental authority, or
(iii) a general banking moratorium being declared by either Federal or New York authorities.

     (j) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at the Time of Delivery certificates signed by the chief executive officer and the chief financial officer, on behalf of the Company, and by each Selling Stockholder, or the Attorney in Fact on behalf of each Selling Stockholder, satisfactory to you as to such matters as you may reasonably request and stating that (A) they have carefully examined the Registration Statement and Prospectus, (B) the representations and warranties of such persons herein at and as of the Time of Delivery are true and correct in all material respects (or ALL respects in those cases where the representation and warranty references a concept of materiality) and (C) they have performed all of its or their respective obligations hereunder to be performed at or prior to the Time of Delivery.

     (k) Each director and officer of the Company who is not a party to this Agreement and Los Angeles Express Fashions, Inc. shall have delivered to you an agreement in the form provided by the Underwriters not to offer, sell, contract to sell or otherwise dispose of any shares of capital stock of the Company (or securities convertible into, or exchangeable for, capital stock of the Company or securities issuable upon the conversion or exercise thereof), directly or indirectly, for a period of 120 days (180 days in the case of Los Angeles Express Fashions, Inc.) after the date of this Agreement, without the prior written consent of the Representatives, except to a Permitted Affiliate of such person or by virtue of the exercise (but not sale) of stock options granted under the Company's 1990 and 1994 Long-Term Incentive Stock Plans.

     (l) The Company shall have delivered to you evidence that the Securities have been authorized for quotation on the Nasdaq National Market as of the Effective Date.

     Section 9. INDEMNIFICATION. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made or incorporated by reference therein not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to an Underwriter made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; PROVIDED, FURTHER, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was then made available to the Underwriters but was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, the Company and the other Selling Stockholders against any losses, claims, damages or liabilities to which such Underwriter, the Company or such Selling Stockholder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made or incorporated by reference therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement in reliance upon and in conformity with information furnished to such Underwriter or the Company by such Selling Stockholder expressly for use therein, or (ii) in the case of Gross-Teitelbaum Holdings Inc. and 2927977 Canada Inc. only, any untrue statement or alleged untrue statement made by such Selling Stockholder in Section 2(h) of this Agreement, and, in each case, will reimburse such Underwriter, the Company or such Selling Stockholder for any legal or other expenses incurred by such Underwriter, the Company or such Selling Stockholder in connection with investigating, preparing to defend, defending or appearing as a third-party witness in connection with any such action or claim; PROVIDED, HOWEVER, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to an Underwriter made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; PROVIDED, FURTHER, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was then made available to the Underwriters but was not sent or given by or on behalf of such Underwriter to such person, if required by law to have been delivered, at or prior to the written confirmation of the sale of Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (c) In addition to any obligations of the Company and each of the Selling Stockholders under Section 9(a) and 9(b), respectively, the Company and each of the Selling Stockholders agree that they shall perform their indemnification obligations under Section 9(a) and Section 9(b), respectively (as modified by the last paragraph of this Section 9(c)), with respect to counsel fees and expenses and other expenses incurred by making payments within 45 days to the Underwriter in the amount of the statements of the Underwriter's counsel or other statements which shall be forwarded by the Underwriter, and that it shall make such payments notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court until such time as a court orders return of such payments.

     The indemnity agreement in Section 9(a) and Section 9(b) shall be in addition to any liability which the Company or any of the Selling Stockholders may otherwise have and shall extend upon the same terms and conditions to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act.

     (d) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholders against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or such Selling Stockholder by such Underwriter relating to such Underwriter through you expressly for use therein, and will reimburse the Company or such Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim.

     The indemnity agreement in this Section 9(d) shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company or of any Selling Stockholder and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act or the Exchange Act.

     (e) Promptly after receipt by an indemnified party under Section 9(a), 9(b) or 9(d) of notice of the commencement of any action (including any governmental investigation), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under Section 9(a), 9(b) or 9(d) except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any indemnified party otherwise than under such Section 9(a), 9(b) or 9(d). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, (i) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or (ii) an indemnified party shall have reasonably concluded that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them and the indemnified party so notifies the indemnifying party, then the indemnified party shall be entitled to employ counsel different from counsel for the indemnifying party at the expense of the indemnifying party and the indemnifying party shall not have the right to assume the defense of such indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same set of allegations or circumstances. The counsel with respect to which fees and expenses shall be so reimbursed shall be designated in writing by Schroder Wertheim & Co. Incorporated in the case of parties indemnified pursuant to Section 9(a) and Section 9(b) and by the Company in the case of parties indemnified pursuant to Section 9(d).

     No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (f) In order to provide for just and equitable contribution under the Act in any case in which (i) any Underwriter (or any person who controls any Underwriter within the meaning of the Act or the Exchange Act) makes claim for indemnification pursuant to Section 9(a) or Section 9(b) hereof, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that Section 9(a) or Section 9(b) provides for indemnification in such case or (ii) contribution under the Act may be required on the part of any Underwriter or any such controlling person in circumstances for which indemnification is provided under Section 9(d), then, and in each such case, each indemnifying party shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject as an indemnifying party hereunder (after contribution from others) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this

Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(f) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 9(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 9(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (g) Promptly after receipt by any party to this Agreement of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (the "contributing party"), notify the contributing party of the commencement thereof; but the omission so to notify the contributing party will not relieve it from any liability which it may have to any other party for contribution under the Act except to the extent it was unaware of such action and has been prejudiced in any material respect by such failure or from any liability which it may have to any other party other than for contribution under the Act. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party of the commencement thereof, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.

     Section 10. DEFAULT OF UNDERWRITERS. (a) If any Underwriter shall default in its obligation to purchase the Firm Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Firm Securities on the terms contained herein. If the aggregate number of Firm Securities as to which Underwriters default is more than one-eleventh of the aggregate number of all the Firm Securities and within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Firm Securities, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Firm Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Firm Securities, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Firm Securities, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Firm Securities.

     (b) If, after giving effect to any arrangements for the purchase of the Firm Securities of such defaulting Underwriter or Underwriters by you or the Company and the Selling Stockholders or both as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased does not exceed one-eleventh of the aggregate number of all the Firm Securities, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of the Firm Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Firm Securities which such Underwriter agreed to purchase hereunder) of the Firm Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Firm Securities of a defaulting Underwriter or Underwriters by you or the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Firm Securities which remain unpurchased exceeds one-eleventh of the aggregate number of all the Firm Securities, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Firm Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity agreement in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     Section 11. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company, each of the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or an officer or director or controlling person of the Company, or any of the Selling Stockholders, or any controlling person of any of the Selling Stockholders, and shall survive delivery of and payment for the Securities.

     Section 12. EFFECTIVE DATE; TERMINATION. This Agreement shall become effective (a) if the Registration Statement has not heretofore become effective, at the earlier of 12:00 Noon, New York City time, on the first full business day after the Registration Statement becomes effective, or at such time after the Registration Statement becomes effective as you may authorize the sale of the Securities to the public by Underwriters or other securities dealers, or (b) if the Registration Statement has heretofore become effective, at the earlier of 24 hours after the filing of the Prospectus with the Commission or at such time as you may authorize the sale of the Securities to the public by Underwriters or securities dealers, unless, prior to any such time you shall have received notice from the Company that it elects that this Agreement shall not become effective, or you, or through you such of the Underwriters as have agreed to purchase in the aggregate fifty percent or more of the Firm Securities hereunder, shall have given notice to the Company that you or such Underwriters elect that this Agreement shall not become effective; provided, however, that the provisions of this Section and Section 7 and Section 9 hereof shall at all times be effective.

     If this Agreement shall be terminated pursuant to Section 10 hereof, or if this Agreement, by election of you or the Underwriters, shall not become effective pursuant to the provisions of this Section, the Company and the Selling Stockholders shall not then be under any liability to any Underwriter except as provided in Section 7 and Section 9 hereof, but if this Agreement becomes effective and is not so terminated but the Securities are not delivered by or on behalf of the Company or any of the Selling Stockholders as provided herein because the Company or any of the Selling Stockholders has been unable for any reason beyond its control and not due to any default by it to comply with the terms and conditions hereof, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Section 7 and Section 9 hereof.

     Section 13. INFORMATION SUPPLIED BY UNDERWRITERS. The statements set forth in the last paragraph on the front cover page of the Preliminary Prospectus and Prospectus, the paragraph on the inside front cover of the Preliminary Prospectus and Prospectus containing stabilization language and the second and last paragraphs under the caption "Underwriting" in the Preliminary Prospectus and Prospectus constitute the only information furnished by any Underwriter through the Representatives to the Company for purposes of Sections 1(b), 1(c) and 9 hereof.

     Section 14. NOTICES. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Schroder Wertheim & Co. Incorporated on behalf of you as the Representatives, and in all dealings with the Selling Stockholders hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement furnished in writing by or on behalf of such Selling Stockholder or made or given by the Attorney-in-Fact for such Selling Stockholder.

     All statements, requests, notices and agreements hereunder, unless otherwise specified in this Agreement, shall be in writing and, if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to you as the Representatives in care of Schroder Wertheim & Co. Incorporated, Equitable Center, 787 Seventh Avenue, New York, New York 10019, Attention:
Syndicate Department; and if to the Company or the Selling Stockholders, shall be delivered or sent by letter sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to the address of the Company set forth in the Registration Statement, Attention: Edmond S. Thomas; PROVIDED, HOWEVER, that any notice to any Underwriter pursuant to
Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission (subsequently confirmed by delivery or by letter sent by mail) to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

     Section 15. SUCCESSORS. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and each of the Selling Stockholders and, to the extent provided in Section 9 and Section 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     Section 16. TIME OF THE ESSENCE. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

     SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     Section 18. PARTIAL UNENFORCEABILITY; PRONOUNS. The invalidity or unenforceability of any Section, subsection, paragraph or provisions of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable. Each pronoun used herein whether masculine, feminine or neuter shall be deemed to be the appropriate gender to match its antecedent.

     Section 19. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, manually or facsimile executed counterparts of which, to the extent practicable and upon request, shall be submitted to the Company for examination, but without warranty on your part as to the authority of the signers thereof.

                            [Signature pages follow.]

                                   Very truly yours,

                                   THE WET SEAL, INC.



                                   By:___________________________
                                      Name:
                                      Title:

                                   SELLING STOCKHOLDERS



                                   By:___________________________
                                      As authorized officer of or Attorney-in-
                                      Fact for each of the Selling Stockholders
                                      listed in Schedule II


Accepted as of the date hereof:

SCHRODER WERTHEIM & CO. INCORPORATED
MONTGOMERY SECURITIES
   as Representatives of the several Underwriters

By: SCHRODER WERTHEIM & CO. INCORPORATED



By:_______________________
   Managing Director

                                   SCHEDULE I

           UNDERWRITER                                NUMBER OF FIRM
           -----------                                   SECURITIES
                                                         ----------
 Schroder Wertheim & Co.
    Incorporated.............................
 Montgomery Securities.......................










                                                         __________
 Total.......................................             3,100,000

                                   SCHEDULE II


                                     Number of Firm             Number of Option
    Selling Stockholder           Securities to be Sold         Securities to be
    -------------------           ---------------------              Sold
                                                                     ----

1.  Kathy Bronstein. . . . . . .                0                   80,000
2.  Edmond S. Thomas . . . . . .                0                   70,000
3.  Suzy Shier Inc.. . . . . . .        1,167,500                  157,500
4.  Gross-Teitelbaum Holdings
    Inc. . . . . . . . . . . . .          378,227                        0
5.  2927977 Canada Inc.. . . . .          789,273                  157,500


                                        ---------                  -------
Total. . . . . . . . . . . . . .        2,335,000                  465,000
                                        ---------                  -------
                                        ---------                  -------



1. Option Securities shall be purchased by the Underwriters from each of the Selling Stockholders designated above as selling Option Securities in the order in which each such Selling Stockholder's name appears in the above table.